UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2018

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 13, 2018, Fusion Telecommunications International, Inc. (“Fusion” or the “Company”) filed a Current Report on Form 8-K (the “February 13 Form 8-K”), in which it announced that it had engaged Goldman Sachs, Morgan Stanley and MUFG, as joint lead arrangers and joint bookrunners, to arrange for a credit facility consisting of $570 million of term loans and a revolver facility in connection with its previously announced merger with Birch Communications Holdings, Inc. (the “Merger”). The proposed senior secured credit facilities would be guaranteed by each of Fusion’s current and future subsidiaries, subject to certain customary exceptions, and secured by a lien on substantially all of the assets of Fusion and each of the guarantors. In the definitive proxy statement, dated December 29, 2017, filed in connection with the Merger (the “Proxy Statement”), and filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2017, Fusion had assumed a credit facility consisting of approximately $620 million of new financing, including a $490 million first lien term loan and a $130 million second lien term loan, having a projected blended interest rate of 8.05%.

As of February 20, 2018, Fusion estimates that the contemplated credit facility will consist of a $500 million first lien secured term loan, a $70 million second lien secured term loan, a $10 million unsecured subordinated note, and a $50 million secured revolver that is expected to be undrawn at closing, as set forth in the portion of the Lenders Presentation filed as Exhibit 99.1 to the February 13 Form 8-K. Current price talk relating to the interest rates on the first lien loan are in the range of LIBOR plus 6.75% and 7.25%, and the current price talk relating to the second lien loan is approximately LIBOR plus 11.50%, for a blended rate of approximately LIBOR plus 8.33%-8.77%. A portion of the interest on the second lien loan may potentially be payable in kind (PIK).

Fusion cannot provide any assurance that the proposed credit facility will be secured, or if secured, that it will be according to the terms currently anticipated. The ultimate size of the facilities may be larger or smaller based on market conditions, and the interest rates may increase or decrease accordingly. Even if the debt financing is secured according to these estimated terms, it will be subject to a number of conditions, including the execution of definitive financing documentation, the accuracy of specified representations and warranties, payment of applicable fees, costs and expenses and delivery of customary closing documents.

In accordance with the Proxy Statement, the February 13 Form 8-K and this Form 8-K are incorporated by reference into the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

February 20, 2018	By:	/s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
EVP and General Counsel